Exhibit A

EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Coupa Software Incorporated is filed on behalf of each of us.

Dated:  February 13, 2018

EL DORADO VENTURES VII, L.P.			RALLY VENTURES FUND I, L.P.

By:	El Dorado Venture Partners VII, LLC,		By:	Rally Ventures GP I, LLC
	its General Partner			its General Partner

By:	/s/ Charles Beeler		By:	/s/ Charles Beeler
	Name:	Charles Beeler		Name:	Charles Beeler
	Title:	Managing Member		Title:	Managing Member

EL DORADO TECHNOLOGY ’05, L.P.			RALLY TECHNOLOGY PARTNERS FUND I, L.P.

By:	El Dorado Venture Partners VII, LLC,		By:	Rally Ventures GP I, LLC
	its General Partner			its General Partner

By:	/s/ Charles Beeler		By:	/s/ Charles Beeler
	Name:	Charles Beeler		Name:	Charles Beeler
	Title:	Managing Member		Title:	Managing Member

EL DORADO VENTURE PARTNERS VII, LLC			RALLY VENTURES GP I, LLC

By:	/s/ Charles Beeler		By:	/s/ Charles Beeler
	Name:	Charles Beeler		Name:	Charles Beeler
	Title:	Managing Member		Title:	Managing Member

/s/ M. Scott Irwin			/s/ Thomas H. Peterson
	M. Scott Irwin			Thomas H. Peterson

/s/ Charles Beeler			/s/ Jeffrey Hinck
	Charles Beeler			Jeffrey Hinck